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Exhibit 99.j(2)


                               CONSENT OF COUNSEL



We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 10 (File No. 33-86832) and Amendment No. 13 (File No. 811-8886) to the Registration Statement on Form N-1A of Flag Investors Equity Partners Fund, Inc.


/s/ Willkie Farr & Gallagher
-------------------------------
Willkie Farr & Gallagher


September 26, 2002
New York, New York